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                                                                      EXHIBIT 24

October 24, 2003

Mr. S. Kinnie Smith, Jr.
Mr. Thomas J. Webb
Mr. Michael D. VanHemert
CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issuance of up to $300 million principal amount of 7-3/4% Senior Notes due 2010 of the Corporation in exchange for $300 million principal amount of any debt securities of the Company that were issued during 2003 pursuant to Rule 144A of the Securities Act of 1933, as amended, but have not previously been registered pursuant to the Securities Act of 1933, as amended.

Very truly yours,

/s/ Kenneth Whipple                            /s/ S. Kinnie Smith, Jr.
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Kenneth Whipple                                S. Kinnie Smith, Jr.

/s/ James J. Duderstadt                        /s/ Kathleen R. Flaherty
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James J. Duderstadt                            Kathleen R. Flaherty

/s/ Earl D. Holton                             /s/ David W. Joos
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Earl D. Holton                                 David W. Joos

/s/ Michael T. Monahan                         /s/ Joseph F. Paquette, Jr.
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Michael T. Monahan                             Joseph F. Paquette, Jr.

/s/ William U. Parfet                           /s/ Percy A. Pierre
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William U. Parfet                              Percy A. Pierre

/s/ Kenneth L. Way                             /s/ John B. Yasinsky
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Kenneth L. Way                                 John B. Yasinsky